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As filed with the Securities and Exchange Commission on December 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2581418 (I.R.S. Employer Identification Number)
383 Route 46 West Fairfield, New Jersey 07004 (973) 882-1505 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel Glassman
President, Chief Executive Officer and Chairman of the Board
Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004
(973) 882-1505
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Theodore L. Polin, Esq. Epstein Becker & Green, P.C. 250 Park Avenue New York, New York 10177 (212) 351-4500	Jeffrey S. Marcus, Esq. Lloyd Harmetz, Esq. Tanisha M. Little, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 (212) 468-8000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-110312

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	345,000(1)(2)	$22.42(3)	$7,734,900(1)(3)	$626(4)

(1)
Includes 45,000 shares of common stock subject to the underwriters' over-allotment option.

(2)
Does not include 4,255,000 shares of common stock previously registered for which the registration fee has already been paid.

(3)
This Registration Statement relates to the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-110312) (the "Prior Registration Statement"). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the securities eligible to be sold under the Prior Registration Statement is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of less than 20% thereof, is registered hereby.

(4)
The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay to the Securities and Exchange Commission the filing fee of $626 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on December 12, 2003); that it will not revoke such instructions; and that it has sufficient funds in the relevant account to cover the amount of the filing fee.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Bradley Pharmaceuticals, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

        The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (No. 333-110312), declared effective by the Securities and Exchange Commission on December 10, 2003, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on the 11th day of December, 2003.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. BRENT LENCZYCKI
R. Brent Lenczycki, CPA Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel Glassman	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 11, 2003
/s/ R. BRENT LENCZYCKI, CPA R. Brent Lenczycki, CPA	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2003
* Michael Bernstein	Director	December 11, 2003
* C. Ralph Daniel, III, M.D.	Director	December 11, 2003
* Andre Fedida, M.D.	Director	December 11, 2003
* Iris S. Glassman	Treasurer and Director	December 11, 2003

* Steven Kriegsman	Director	December 11, 2003
* Bruce Simpson	Secretary and Director	December 11, 2003
* Alan G. Wolin, Ph.D.	Director	December 11, 2003
*By:	/s/ R. BRENT LENCZYCKI, CPA R. Brent Lenczycki, CPA as attorney-in-fact	December 11, 2003

Bradley Pharmaceuticals, Inc.
Registration Statement on Form S-3

Exhibit Index

Exhibit Number		Description of Documents
1.1	*	Form of Underwriting Agreement
5.1		Opinion of Epstein Becker & Green, P.C.
23.1		Consent of Grant Thornton LLP
23.2		Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)
24.1	*	Power of Attorney (see page II-3 of the initial Registration Statement, File No. 333-110312)

*
Incorporated by reference to the exhibit of the same number of the initial Registration Statement, File No. 333-110312.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
Bradley Pharmaceuticals, Inc. Registration Statement on Form S-3 Exhibit Index